NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        OF CITIZENS, INC.,
                      A COLORADO CORPORATION

  Executive Office:  400 East Anderson Lane, Austin, Texas 78752


To the Stockholders of Citizens, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Citizens, Inc. will be held Tuesday, June 6, 1995, at 10:00 a.m., local time, at the Executive Office of the Company, 400 East Anderson Lane, Austin, Texas, for the following purposes:

  (1)To elect the members of the Board of Directors of the Company; and

  (2)To transact such other business as may properly come before the Meeting or any adjournment thereof.

It is important, regardless of the number of shares you hold, that your stock be represented at the Meeting by a signed proxy card or personal attendance.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY TO THE TRANSFER AGENT. NO POSTAGE IS REQUIRED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


                         By Order of the Board of Directors





April 18, 1995               Mark A. Oliver, Secretary

                          CITIZENS, INC.
                      400 East Anderson Lane
                        Austin, Texas 78752
                          April 18, 1995

 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                           JUNE 6, 1995


                      SOLICITATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Citizens, Inc., for use at the Annual Meeting of Stockholders to be held Tuesday, June 6, 1995, at 10:00 a.m., local time, (the "Meeting") at the Executive Office of the Company, 400 East Anderson Lane, Austin, Texas. This statement was sent to the stockholders of the Company on or about April 28, 1995.

You are requested to complete the enclosed proxy card, sign where indicated, and return it to the Transfer Agent in the envelope provided, which requires no postage if mailed in the United States. Solicitation of proxies will be primarily through the mail. Proxies may also be solicited by personal interview, telephone or telegram, by directors, officers and employees of the Company and its wholly-owned subsidiaries at no additional cost to the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company's common stock held of record by such persons, firms, or institutions, and the Company will reimburse the forwarding expense. The cost of this solicitation will be borne by the Company.

                              PROXIES

Shares represented by properly executed proxies received by the Company prior to the Meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal it will be voted FOR such proposal. A person giving a proxy shall have the power to revoke it at any time before it is voted by notifying the Secretary of the Company in writing or by personally withdrawing such proxy at the Meeting.

The matters to be brought before the Meeting are: (i) the election of directors; and (ii) such other matters as may properly be brought before the Meeting.

                            RECORD DATE

Only stockholders of record at the close of business on April 18, 1995 are entitled to vote at the Meeting. As of the record date, the Company had outstanding and entitled to vote 16,980,340 Class A shares of common stock and 621,049 Class B shares of common stock.

                              QUORUM

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. If a quorum is not present or represented at the Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn or recess the Meeting from time to time for up to thirty (30) days without notice, other than announcement at the Meeting, until a quorum is present or represented. At such reconvened Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed.

Management knows of no matters to be submitted at the Meeting with respect to which the stockholders are entitled to vote, other than the proposals listed below. In the event other matters properly come before the Meeting, the persons named in the proxy will vote according to their best judgment.

                 STOCK AND PRINCIPAL STOCKHOLDERS

Both classes of common stock are equal in all respects, except that (i) Class B common stock elects a simple majority of the Board of Directors of the Company and Class A common stock elects the remaining directors; and (ii) Class A shareholders receive, on a per-share basis, twice the cash dividends paid on a per-share basis to Class B common shareholders. Each outstanding share of common stock has one vote in all matters to be considered at the Meeting.

The following table shows the persons known to the Company to be the beneficial owners of more than five percent of the Company's Class A and Class B common stock at
April 15, 1995.

                              Shares Owned and         Percent
   Name and Address       Nature of Ownership         of
                                                    Class
   Harold E. Riley        5,542,994Class A  direct
   Post  Office   Box   and                         32.6%
   149151                               indirect    100.0%
   Austin, Texas        (1)
                        621,049Class B  indirect
                       (1)
   Marjorie D. Riley      1,170,000Class A  direct      6.9%
   3410 Tripp           (2)
   Amarillo, Texas

  (1)See footnote (1) in the table immediately below.
     (2)   In record name.

The   following  table  shows,  as  of  April  15,  1995,  certain information with regard to the beneficial ownership of the Company's Common Stock by each director and by the executive officers and directors as a group.

                         Shares Owned and           Percent
      Name             Nature of Ownership          of
                                                   Class
Harold E. Riley        5,542,994Class A direct and
                            indirect    (1)       32.6%
                     621,049Class          B      100.0%
                     indirect           (1)
Rick D. Riley         337,712Class  A  direct
                     and                          2.0%
                            indirect    (2)
Randall H. Riley      104,215Class  A  direct       (3)
                     and
                              indirect  (5)
Flay F. Baugh         41,959 Class A direct         (3)
Joe  R.  Reneau,      42,652 Class A direct         (3)
M.D.
Timothy       T.      51,237 Class A direct         (3)
Timmerman
T. Roby Dollar        31,612  Class A  direct
                     and                          (3)
                            indirect    (4)
Steven        A.       1,000 Class A direct         (3)
Rekedal
Mark A. Oliver                  127Class A direct      (3)
Carl E. Orange                    50          Class A Direct      (3)
Steven        F.       1,886 Class A direct         (3)
Shelton
Ralph M. Smith        15,389  Class A  direct
                     and                          (3)
                            indirect    (6)
Clayton       D.                  10          Class A Direct
Dunham                                            (3)
All    executive
officers             6,171,364Class A direct and
 and directors as           indirect              36.3%
      a     group    621,049Class          B      100.0%
(thirteen)           indirect

  (1)Owns 5,287,507 Class A shares directly and spouse owns 255,487 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns 621,049 Class B shares, all the issued and outstanding Class B common stock.

  (2)Son of Harold E. Riley. Owns 274,184 Class A shares directly and 63,528 Class A shares indirectly as trustee for minor children.

  (3)Less than one percent (1%).

  (4)Owns  16,612  Class A shares directly and spouse owns  15,000
     Class A shares.

  (5)Son  of  Harold  E.  Riley.   Owns  101,694  Class  A  shares
     directly,  spouse owns 1,321 Class A shares.   Mr.  Riley  is
     trustee for a minor child owning 1,200 Class A shares.

  (6)Owns  9,285  Class  A shares directly and spouse  owns  6,104
     Class A shares.

The Company is not aware of any arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                      CONTROL OF THE COMPANY

Harold E. Riley is deemed to be the "controlling stockholder" of the Company. Mr. Riley owns, directly and indirectly, 5,542,994 shares (32.6%) of the outstanding Class A common stock and 621,049 shares (100%) of the Company's Class B common stock, which stock elects a majority of the Company's Board of Directors.

                     PROPOSALS TO BE VOTED ON

Proposal No. 1:     ELECTION OF DIRECTORS

Harold E. Riley has advised the Company that he intends to vote all his Class A shares in favor of the Class A nominees and all his Class B shares in favor of the Class B nominees. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

A majority vote of a quorum present in person or by proxy will be necessary to elect the directors. Cumulative voting is not permitted.

                NOMINEES FOR ELECTION AS DIRECTORS

Listed below are nine persons who have been nominated for election as directors of the Company. These persons are nominees for election to serve for one year until the next Annual Meeting of Stockholders proposed to be held the first Tuesday of June, 1996, or until their respective successors are duly elected and qualified. Class A Shareholders will vote for those nominees for Class A directors, and Class B Shareholders will vote on the Class B nominees.

           NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

                                                      Common
                                                       Stock
                            Principal       Direct    of the
      Name         Age     Occupation        or       Company
                                            Since   Beneficiall
                                                         y
                                                       Owned
                                                      4/15/95

Flay F. Baugh      81   Investments         1989    41,959
                        Temple, Texas               Class A

Steven        F.   39   Farmer/Rancher      1993    1,886 Class
Shelton                 Lamar, Colorado             A

Ralph  M. Smith,   64   Pastor              1993    15,389
Th.D.                   Hyde Park Baptist           Class A
                        Church
                        Austin, Texas

Timothy       T.   34   President           1989         51,237
Timmerman               Texas Cable                 Class A
                        Systems, Inc.
                        TCSI-Huntsville
                        and Timmerman
                        Investments,
                        Inc., Round Rock
                        Texas


           NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

                                                   Common Stock
                                                      of the
                          Principal        Directo   Company
     Name        Ag       Occupation         r     Beneficially
                 e                         Since      Owned
                                                     4/15/95

T. Roby Dollar   57  Vice Chairman, Chief   1993   31,612 Class A
                     Actuary of the
                     Company
                     Austin, Texas

Joe R. Reneau,   63  Physician - Medical    1989   42,652Class
M.D.                 Consultant                    A
                     Austin, Texas

Harold E. Riley  66  Chairman of the Board  1987   5,542,994Cla
                     and CEO of the                ss A
                     Company                       621,049Class
                     Austin, Texas                 B

Randall      H.  40  Vice Chairman, Chief   1993   104,215 Class
Riley *              Executive Officer of               A
                     the Company
                     Austin, Texas

Rick D. Riley *  41  Executive Vice         1989   337,712Class
                     President                     A
                     and Chief Operating
                     Officer
                     of the Company
                     Austin, Texas


* Son of Harold E. Riley. There are no other family relationships between or among the nominees to the Board and the Executive Officers of the Company.

Information concerning the nominees is set forth below:

Flay F. Baugh, Investments; President, Baugh's Inc., Temple, Texas 1954 to present; Director of Citizens Insurance Company of America (Texas), former parent of the Company, 1978 to 1988. Director of the Company, 1989 to present.

T. Roby Dollar, Vice Chairman, Chief Actuary of the Company and its affiliates 1994 to present; President of the Company and its affiliates 1992 to 1994; Executive Vice President and Chief Actuary of the Company and its affiliates 1987-1992.

Joe R. Reneau, M.D., Physician- Medical Consultant, Abbott Laboratories, Austin, Texas, 1987 to present and IBM, Austin, Texas, 1992 to present, Medical Director of Company and its affiliates, 1987 to present.

Harold E. Riley, controlling stockholder; Chairman of the Board of the Company and its affiliates 1994 to present; Chairman of the Board and Chief Executive Officer of the Company and its affiliates 1992 to present; Chairman of the Board, Chief Executive Officer and President of the Company and its affiliates, 1987 to 1992; Chairman of the Board, President and Chief Executive Officer, Continental Investors Life Insurance Company, 1989 to 1992.

Randall H. Riley, Vice Chairman and CEO of the Company and its affiliates 1994 to present; Vice Chairman and Marketing Director of the Company, 1993 to present. General Manager, Negocios Savoy, S.A. 1989 to 1993. Director, 1993 to present.

Rick D. Riley, President, Chief Administrative Officer of the Company and its affiliates, 1994 to present; Executive Vice President and Chief Operating Officer of the Company and its affiliates, 1990 to 1991 and 1992 to 1994; President, Computing
Technology,  Inc.  1991 to 1992; Executive  Vice  President,  Data
Processing, the Company and its affiliates, 1987 to 1991; Executive Vice President, Continental Investors Life Insurance Company 1989 to 1992.

Steven F. Shelton, Rancher/Farmer 1974 to present; Director, First Centennial Corporation, January to October, 1989 and August, 1990 to 1992. Director of the Company 1993 to present.

Ralph M. Smith, ThD, Pastor, Hyde Park Baptist Church, Austin, Texas, 1960 to present. Director of the Company 1989 to 1990, 1993 to present; Advisory Director of the Company 1991 to 1993.

Timothy T. Timmerman, President, Texas Cable Systems, Inc.; President, TCSI-Huntsville; President, Northeast Cablevision, Inc.; President, Timmerman Investments Inc., Round Rock, Texas, 1984 to present. Director of the Company 1989 to present.

No director of the Company is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

         MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business affairs of the Company are conducted under the direction of its Board of Directors. The Board of Directors held four meetings during 1994. During 1994, the Board of Directors had three committees, the Executive Committee, the Compensation Committee and the Audit Committee. Mr. John Boswell, who has resigned from the Board, attended fewer than 75 percent of the aggregate of the Board of Directors meetings and the Committee meetings on which he served. The Executive Committee, composed of Messrs. Harold E. Riley, Joe R. Reneau, M.D. and Timothy Timmerman met seven times during 1994 and has exercised and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Company, except where action of a majority of all members of the Board of Directors is required by statute or by the Articles of Incorporation or by the Bylaws of the Company, and has the power to authorize the seal of the Company to be affixed to all papers which may require it.

The Audit Committee, composed of Messrs. Joe R. Reneau, Ralph M. Smith and Timothy T. Timmerman met once during 1994. The functions of the Audit Committee include recommending to the Board each year the firm of independent auditors to be engaged by the
Company, reviewing the annual financial statements issued by the Company to its security holders, reviewing and approving in advance the plan and scope of the audit of the Company to be performed for the following year by the independent auditors, reviewing with the principal independent auditors upon completion of their audit, their findings and recommendations, and periodically reviewing with them the principal accounting policies of the Company and other pertinent matters.

The Compensation Committee, composed of Messrs. Joe R. Reneau, M.D., Timothy T. Timmerman and Ralph M. Smith met once during 1994. The functions of the Compensation Committee include establishing compensation policies applicable to the Company's executive officers and making recommendations concerning executive compensation to the Board of Directors.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the year ended December 31, 1994, the Company is aware of two officers who failed to file reports required by Section 16 of the Securities Exchange Act of 1934 on a timely basis. Messrs. Mark A. Oliver and Steve Rekedal each filed a Form 4 after the due date. Both instances involved an oversight error by the parties and was rectified in the month the form was due, but after the requisite filing date.

                        EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company who are elected annually by the Board of Directors at the first meeting of the Board following the Annual Meeting of Stockholders of the Company:

                                      All positions held
                                     with the Company and
            Name            Ag       Principal Occupation
                            e
      Harold E. Riley       66      Chairman of the Board
      (1)
      Randall H.            40      Vice Chairman and
      Riley (2)                     Chief Executive
                                    Officer

      T. Roby Dollar        56      Vice  Chairman,  Chief
      (1)                           Actuary  and Assistant
                                    Treasurer

      Rick D. Riley         41      President and
      (3)                           Chief   Administrative
                                    Officer

      Mark A. Oliver        36      Executive         Vice
      (1)                           President,
                                    Chief Financial
                                    Officer and
                                    Secretary/Treasurer

      Carl E. Orange        56      Executive         Vice
      (4)                           President and
                                    Chief        Operating
                                    Officer

      Steven A.             48      Executive         Vice
      Rekedal (5)                   President,
                                    Chief        Marketing
                                    Officer

      Clayton D.            51      Senior  Vice President
      Dunham (6)                    and
                                    Director of Marketing

      John A.               59      Vice   President   and
      Templeton (7)                 Controller

(1)   H.  Riley, Dollar, and Oliver have served since 1987.   They
hold   similar  positions  in  affiliated  subsidiary:    Citizens
Insurance Company of America.

(2) Randall H. Riley has served since September, 1993 and holds similar positions in Citizens Insurance Company of America, a wholly-owned subsidiary of the Company. Prior to 1993, he served as General Manager for Negocios Savoy, S.A., a Panamanian Marketing Company.

(3) Rick D. Riley has served from 1987 to 1991 and 1992 to present and holds similar positions in Citizens Insurance Company of America, a subsidiary. Additionally, he is Chairman of the Board and CEO of Computing Technology, Inc., a subsidiary of the Company. From 1991 to 1992, he was President of Computing Technology, Inc.

(4) Carl E. Orange became Executive Vice President and Chief Operating Officer in November, 1994. From June of 1993 until November, 1994, he worked as a self-employed consultant. From 1981 to 1993, he was Vice President of Fidelity Bankers Life of Richmond, Virginia.

(5) Steven A. Rekedal joined Citizens in February, 1994 as Executive Vice President and Chief Marketing Officer. From 1987 to February, 1994, he served as Vice President of the DeHayes Consulting Group in Roseville, California.

(6) Clayton D. Dunham was named Senior Vice President and Director of Marketing of the Company and its affiliates in November, 1994. From 1990 to 1994, he served as President of DIA International. From 1987 through 1990, he was General Manager of Negocios Savoy, S.A.

(7) John A. Templeton became an officer of the Company and its subsidiaries on March 1, 1993. He has held similar position with other life insurance companies since 1965: Vice President, Controller of American Security Life Insurance Company 1978 to 1990, insurance accounting project work for Texas Protective Insurance Company, Legal Security Life Insurance Company and Bankers Life Insurance Company of America, 1990 to 1992, and Senior Financial Analyst, I.C.H., Inc. 1992 to 1993.

            EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table presents the aggregate compensation which was earned by the Chairman for each of the past three years, and for such other officers whose aggregate compensation exceeded $100,000 in 1994. No other employee of the Company earned total annual salary and bonus in excess of $100,000 prior to 1994. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.

                    SUMMARY COMPENSATION TABLE

                                       Long Term
                                      Compensation
                    Annual           Awards     Payout
                 Compensation                     s
    (a)   (b    (c)    (d   (e)     (f)   (g)    (h)     (i)
          )            )    Othe
   Name                      r     Rest                  All
    and                     Annu   rict   Opt    LTI    Othe
   Princ       Salar         al     ed    ion     P       r
   ipal   Ye     y     Bo   Comp   Stoc    s/    Pay    Comp
   Posit  ar           nu   en-      k    SAR    out     en-
    ion                s    sati   Awar    s      s     sati
                             on    d(s)                  on

   Harol  1    $260,   N/   N/A     N/A   N/A    N/A     N/A
   d E.   9    616     A    N/A     N/A   N/A    N/A     N/A
   Riley  9    $25     N/   N/A     N/A   N/A    N/A     N/A
   ,      4    0,200   A
   Chair  19   $25     N/
   man    93   0,200   A
          19
          92

   Randa  19   $150,   N/   N/A     N/A   N/A    N/A     N/A
   ll H.  94   200     A
   Riley
   ,
   C.E.O
   .

   Steve  19   $110,   N/   N/A     N/A   N/A    N/A     N/A
   n      94   200     A
   Reked
   al,
   Exec.
   V.P.

Harold E. Riley, the Company's Chairman, has pledged 419,666 shares of Class A common stock of the Company, which he directly owns, to a bank as collateral for one of the Company's notes payable in favor of the bank, for which he receives no compensation or other consideration. The shares secure a total principal amount on the note payable of $600,000.

All employees of the Company are covered under a non-contributory profit-sharing plan. Under the terms of the Plan, all employees who have completed one year of service are eligible to participate. Vesting begins following completion of two years' service and employees become fully vested after seven years' service. During 1993, no contributions to the Plan were made. In 1994, the Company made a $50,000 contribution to the Plan. Messrs. H. Riley, R. Riley and Dollar each had $52,069, $52,059, and $52,059, respectively, vested under the Plan as of December 31, 1993, the last allocation date. Mr. Oliver had $2,629 of vested benefits.

The members of Board of Directors who are not officers of the Company are paid $300 per meeting, while Committee members who are not officers are paid $150. Total directors' fees paid during 1994 were $3,900. Messrs. Reneau and Smith were paid $16,200 and $1,800, respectively in 1994 for services performed as consultants to the Company.

                          OTHER BUSINESS

Should any other business come before the Meeting, and management is not aware of any at this time and does not expect any, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

                        PUBLIC ACCOUNTANTS

KPMG Peat Marwick, 200 Crescent Court, Suite 300, Dallas, Texas 75201, is the Company's principal independent auditor. It is expected that a representative of KPMG Peat Marwick will be present at the Annual Meeting of Stockholders to answer questions.

                 ANNUAL REPORT AND OTHER MATERIAL

A copy of the Company's Annual Report to Stockholders has been mailed under separate cover. A copy of the report of the Compensation Committee of the Board of Directors and a Performance Graph regarding stockholder return accompany this Proxy Statement. No part of such material is incorporated herein and no part thereof is to be considered proxy soliciting material.

                DEADLINE FOR RECEIPT OF STOCKHOLDER
       PROPOSALS FOR ANNUAL MEETING TO BE HELD IN JUNE, 1996

Any proposal by a stockholder to be presented at the Company's next annual meeting currently scheduled to be held on the first Tuesday in June, 1996, must be received at the offices of the Company, 400 East Anderson Lane, Austin, Texas 78752, no later than December 18, 1995.


                       BY THE ORDER OF THE BOARD OF DIRECTORS



                                   Mark A. Oliver
                                     Secretary
Austin, Texas
April 18, 1995




                        BOARD OF DIRECTORS
                   COMPENSATION COMMITTEE REPORT
                     ON EXECUTIVE COMPENSATION

The compensation level of Citizens' executives is circumscribed by the present and envisioned growth plans of the Company. The present policy is a conservative compensation plan designed to attract and retain competent executives who share the Chief Executive Officer's enthusiasm for continued growth through hard work, dedication, and sound decision making. Consideration is also given to the compensation levels of comparable positions in the local and national markets.

Since 1987, the Company has experienced record levels of profit, insurance in force, and asset growth. This, along with the fact that such growth has been achieved without significant debt, is the primary factor upon which Chief Executive Officer Harold E. Riley's compensation has been determined. His vision, management, leadership and hands on contribution to the sound and solid growth of the Company cannot be measured. His creation of the "Ultra Expansion" insurance products in 1987 has been the single most important factor contributing to the Company's growth.
Additionally, his guidance and actions have resulted in significant growth in shareholder value in the marketplace. In 1987, the Company's market value per share times the number of shares outstanding was under $2,000,000, compared to today's value of over $130,000,000. Furthermore, over the years, he has used and continues to use his personal assets to guarantee obligations and debts of the Company for which he receives no consideration.

When evaluating his overall contributions toward the dynamic growth of the Company and the level of compensation received by other individuals in similar positions of responsibility in the insurance industry, along with the fact that there has been no increase in his compensation since 1991, we recommend an increase in Mr. Riley's salary to $300,000 for 1995 from the present $250,000.

Randall H. Riley has served as Vice Chairman of the Company since September, 1993. He has several years' experience in business and marketing management and his knowledge of Spanish makes him a valuable member of the Company's management. In November, 1994, he was appointed Chief Executive Officer of the Company. His background and leadership skills will serve the Company well as he leads it towards the next century. Based upon his experience and position, as well as his value to the Company, a salary of $160,000 is recommended for 1995.


                                   COMPENSATION COMMITTEE:

                                        Joe R. Reneau, M.D.

                                            Timothy T. Timmerman

                                             Ralph M. Smith



            COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG CITIZENS, INC.,
              AMEX MARKET INDEX AND PEER GROUP INDEX


The following graph represents a comparison of the preceding five year cumulative total return of the Company, a peer group and a broad market index. The broad market index chosen was the AMEX Market Index. The peer group, which includes life, accident and health companies, was compiled by Media General Financial Services.
























                             fiscal year ending
                  1989   1990    1991   1992    1993   1994

CITIZENS, INC.   100.00 72.34   93.62  85.11   144.68 140.43
PEER GROUP       100.00 79.10   111.13 142.29  163.57 150.06
BROAD MARKET     100.00 84.80   104.45 105.88  125.79 111.12



Source:    Media General Financial Services
      P.O. Box 85333
      Richmond, Virginia 23293